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                                                                    EXHIBIT 23.C

                             HUDDLESTON & CO., INC.
                       PETROLEUM AND GEOLOGICAL ENGINEERS
                                1 HOUSTON CENTER
                           1221 MCKINNEY, SUITE 3700
                              HOUSTON, TEXAS 77010

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                   PHONE (713) 209-1100 * FAX (713) 752-0828

                       CONSENT OF HUDDLESTON & CO., INC.

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-82412) and Form S-8 (File Nos. 333-96959, 333-26813, 333-26831, 333-26823, 033-46519, 033-49956, 033-51851, 033-57553,
033-51853, 333-75781, 333-78949, 333-78951, 333-78979, 333-94717, 333-94719,
333-52100, 333-64240, 333-64236, 333-31060, 333-82506) of El Paso Corporation of
the reference to us and our report under the captions "Unregulated
Businesses -- Production Segment -- Natural Gas and Oil Reserves", "Results of Operations -- Unregulated Businesses -- Production Segment (Restated)" and "Supplemental Natural Gas and Oil Operations (Restated)(Unaudited)" appearing in the Annual Report on Form 10-K of El Paso Corporation for the year ended December 31, 2003.

                                          HUDDLESTON & CO., INC.

                                                /s/ PETER D. HUDDLESTON
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                                                Peter D. Huddleston, P.E.
                                                        President

Houston, Texas
September 27, 2004